Exhibit 5.1

August 31, 2005 Ref: 580/8/28/58949/1

Doron Cohen

David Cohen

Tali Yaron-Eldar

Gladys Fleischer (Keroub)

Moshe Brenner

Liora Lotenberg

Glenn Shalom-Winter*

Asaf Ben-Zeev

Uriel Barak*

Yifat Mor*

Einav Neeman-Gadish

Noam Levy

Rami Eliyahu

Tal Shank

Moran Harari

Rany Schwartz

Omer Carmel

*  Also member of the

    New York State Bar

Orbotech Ltd.

New Industrial Zone

Yavne 81101

Gentlemen,

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Orbotech Ltd. (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), relating to up to 1,000,000 Ordinary Shares of the Company, nominal value 0.14 NIS each (the “Shares”), which may be issued pursuant to the Equity Remuneration Plan for Key Employees of Orbotech Ltd. and its Affiliates and Subsidiaries (as Amended and Restated, 2005) (the “Plan”), including shares which may be issued upon exercise of options granted or to be granted pursuant to the Plan.

As counsel for the Company we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion and, upon the basis of such examinations, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of options granted or to be granted pursuant to the Plan and to authorize the issuance of restricted shares pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued and paid for (or deemed paid for) in accordance with the terms of issue thereof and the Plan or when issued and paid for upon the exercise of and payment for options granted or to be granted under the Plan in accordance with the terms of the options and the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Interests of Named Experts and Counsel”. This consent is not to be construed as an admission that we are persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ David Cohen
Cohen, Cohen, Yaron-Eldar & Co. Law Offices

Beit Oz, 14 Abba Hillel Rd., Ramat Gan 52506, Israel Tel: +972 (3) 753 1000 Fax: +972 (3) 753 1001